Exhibit 99.1

ENOVA ANNOUNCES PRIVATE OFFERING OF $400.0 MILLION OF SENIOR NOTES DUE 2029

CHICAGO – July 29, 2024/PRNewswire/ — Enova International, Inc. (NYSE: ENVA) (“Enova” or the “Company”) today announced that it intends to offer, subject to market and other customary conditions, $400.0 million in aggregate principal amount of senior notes due 2029 (the “Notes”). The Notes will be guaranteed, jointly and severally, on a senior unsecured basis by Enova’s existing and future domestic subsidiaries, subject to certain exceptions including for its securitization subsidiaries. The Notes and the related guarantees will be senior unsecured obligations of Enova and the guarantors.

Enova intends to use the net proceeds from the offering for a concurrent tender offer for any and all of the Company’s outstanding 8.500% Senior Notes due 2025 (the “2025 Notes”) and consent solicitation and the redemption of any remaining 2025 Notes and to pay the related accrued interest, the fees and expenses related to the offering of the Notes and incurred in connection with the tender offer and consent solicitation and redemption of any remaining 2025 Notes, and for general corporate purposes. Enova’s tender offer for, and the redemption of, any remaining 2025 Notes is conditioned upon the consummation of the offering of the Notes described above.

The Notes and the related guarantees will be offered only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is issued pursuant to Rule 135c of the Securities Act for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. No offer, solicitation or sale of the Notes will be made in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

Cautionary Statement Regarding Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of the Company. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of the Company’s senior management with respect to the business, financial condition and prospects of the Company as of the date of this release and are not guarantees of future performance. The actual results of the Company could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to the Company’s business, including, without limitation, those risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of the Company to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company cautions you not to put undue reliance on these statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

For further information:

Public Relations Contact:

Erin Yeager

Email: media@enova.com

Investor Relations Contact:

Lindsay Savarese

Office: (212) 331-8417

Email: IR@enova.com

Cassidy Fuller

Office: (415) 217-4168

Email: IR@enova.com